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                                                                    EXHIBIT 4.20

                           FOURTH AMENDMENT AGREEMENT

     THIS Fourth AMENDMENT AGREEMENT (the "Agreement") is entered as of March 1, 2001 between SHARED TECHNOLOGIES CELLULAR, INC., a Delaware corporation, with its principal place of business at 100 Great Meadow Road, Suite 104, Wethersfield, Connecticut 06109 (the "Borrower") and MOBILE INVESTMENTS LLC, a Connecticut limited liability company with an address at c/o Oakes, Fitzwilliams & Co., Inc., c/o Speer & Fulvio, 60 East 42nd Street, New York, NY 10165 ("Mobile") assignee of Anthony Autorino, and CITIZENS BANK OF MASSACHUSETTS ("Citizens"), for itself and as Collateral Agent.

RECITALS:

     On July 7, 1999, State Street (as predecessor in interest to Citizens) and the Borrower entered into a Loan Agreement, as amended by that certain First Amendment Agreement dated as of December 3, 1999, that certain Second Amendment Agreement dated as of May 1, 2000, and that certain Third Amendment Agreement dated August 8, 2000 (referred to herein collectively as the "Credit Agreement") pursuant to which Citizens extended to the Borrower a Revolving Credit Facility which is presently existing in the maximum aggregate line availability of Two Million Five Hundred Thousand Dollars ($2,500,000.00).

      The Borrower executed and delivered to State Street on July 7, 1999 a Secured Revolving Credit Promissory Note in the original principal amount of Ten Million Dollars ($10,000,000.00), which was amended and restated by that certain Amended and Restated Secured Revolving Credit Promissory Note in the original principal amount of Five Million Dollars ($5,000,000.00) dated May 1, 2000 delivered to Citizens and that certain Amended and Restated Secured Revolving Credit Promissory Note in the original principal amount of Two Million Five Hundred Thousand Dollars ($2,500,000.00) dated August 8, 2000 delivered to Citizens (collectively the "Original Note").

     Pursuant to a Nonrecourse Assignment and Acceptance agreement dated as of March 1, 2001, Citizens assigned its interest in said Loan to Anthony Autorino, subject to and expressly reserving its rights against the Borrower with respect to a certain outstanding Letter of Credit No. 041082 in the original and principal amount of $500,000, wherein GTE Mobilemet Services Corp. is the beneficiary, expiring March 29, 2001 (the "Retained Letter of Credit"). Anthony Autorino assigned the Loan to Mobile pursuant to a certain Nonrecourse Assignment and Acceptance agreement dated of even date herewith, subject to the same reservation of rights with respect to Citizens. The Borrower is obligated to Citizens pursuant to a certain Letter of Credit Reimbursement Agreement (the "Reimbursement Agreement").

     Citizens has agreed to hold all collateral securing the obligations of the Borrower under the Credit Agreement and the Retained Letter of Credit as agent for itself and Mobile, (the "Collateral Agent") pursuant to the terms of Section X below.


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     The parties have agreed to amend the Credit Agreement and the Original Note upon the terms and conditions set forth herein.

     NOW, THEREFORE, in consideration of the provisions herein contained, Borrower and the Lender, each intending to be legally bound hereby, agree as follows:

SECTION I.  AMENDMENTS TO CREDIT AGREEMENT.

     The Credit Agreement is amended hereby as follows:

     1. Citizens as Collateral Agent shall act solely with respect to the Collateral and such of the Loan Documents as relate to the Collateral.

     All references to the "Lender", the "Secured Party" or the "Assignee" under the Credit Agreement and the Loan Documents which relate to the Collateral, and relate to such of the Loan Documents as relate to the Collateral, shall be deemed amended hereby, subject to the Agency Expiration Date, to refer solely to Citizens as Collateral Agent for Citizens and for Mobile.

           All references in the Credit Agreement to the "Lender", other than those which relate to the Collateral and such of the Loan Documents as relate to the Collateral as described in the immediately preceding paragraph, shall from and after even date be deemed amended to refer to Mobile, subject, however, to Citizens' reservation of rights, in its capacity as a lender, under the Credit Agreement with regard to the repayment in full to it of any and all obligations under the Retained Letter of Credit. By way of example and without limitation hereby, Mobile shall have the right, in its sole discretion, to exercise any and all rights and remedies to accelerate or otherwise negotiate the Revolving Line of Credit with respect to the Borrower's or The Cellular One's failure to comply with regard to covenants under the Credit Agreement, subject, however, to Citizen's aforementioned reservation of rights regarding the Retained Letter of Credit.

     2. The Borrower acknowledges and agrees that the collateral security granted pursuant to the Credit Agreement and other Security Documents secures the obligations evidenced by the Original Note in favor of Mobile and the Retained Letter of Credit in favor of Citizens, and that the Collateral Agent is holding such collateral for the benefit of Mobile and Citizens.

     3. The date "December 29, 2000" in the definition of the "Commitment Termination Date" is hereby changed to "August 31, 2001."

     4. On the date hereof Mobile shall make an Advance of $290,000, representing an Advance of $240,000 plus an Advance of $50,000 for the Extension Fee more fully described in Section VII.3 below. No further Advances will be made under the Revolving Credit Loan, and any obligation of Citizens to make any further Advances is hereby terminated.

     5. Section 2.1(e) of the Credit Agreement regarding the Liquidity Management Control System is deleted.


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     6. Section 2.4 of the Credit Agreement regarding prepayment is amended in its entirety to read as follows:

           "2.4 Prepayment. The Loan may be prepaid, in full or in part, prior to the Commitment Termination Date, subject to Mobile's rights under the Letter Agreement between Mobile and Borrower of even date with respect to the conditional commitment of Mobile for Advances up to $6,000,000."

     7. Section 2.5 of the Credit Agreement is amended and restated in its entirety as follows:

           "2.5 Rate of Interest. Interest on the Loan for the period March 1, 2001 through the Commitment Termination Date shall be payable monthly on the first day of each month at the fixed rate of 12% per annum."

     8. Section 2.6 of the Credit Agreement is amended and restated in its entirety as follows:

           "2.6 Default Rate of Interest. Notwithstanding SECTION 2.5 hereof, if an Event of Default shall have occurred, then in such event, to the extent permitted by law, the Interest Rate applicable to the Loan (the "Default Rate") shall be 15%."

     9. The covenants set forth in Section 5.6 through 5.12 of the Credit Agreement are hereby deleted."

     10. The following new definitions are added to the Credit Agreement:

                    "Fourth Amendment Agreement" shall mean that certain Fourth Amendment Agreement entered into between the Borrower and the Lender dated as of March 1, 2001."

     11. Whenever notice is contemplated to be given to the "Lender" or the "Secured Party" or the "Assignee" under the Security Documents, notice shall also be given as follows:

           If to the Lender: Mobile Investments LLC
                             Attn:  Herbert Oakes, Jr.
                             c/o Oakes, Fitzwilliams & Co., Inc.
                             c/o Speer & Fulvio
                             60 East 42nd Street
                             New York, NY  10165


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           With a Copy to:   Brown Rudnick Freed & Gesmer
                             185 Asylum Street
                             Hartford, CT 06103
                             Attn:  Brian Courtney. Esq.

SECTION II.  AMENDMENT TO THE ORIGINAL NOTE.

     The Original Note is amended to extend the maturity date to the new Commitment Termination Date.

SECTION III. RECONFIRMATION OF COVENANTS, REPRESENTATIVES AND WARRANTIES.

           1. The Borrower further reaffirms all of its obligations, as amended hereby, under the Credit Agreement, and under the Security Documents.

           2. Borrower represents and agrees that, in addition to the amounts advanced in Section I.2. above, there is currently outstanding (a) the principal amount of $98,333.25 under the Credit Agreement and Original Note, together with accrued interest in the amount of $2,173.71 ($26.63 per diem), and default fees of $237,500, all of which are due and owing without setoff, defense, or counterclaim, and Borrower hereby waives any such setoff, defense or counterclaim it may have against Mobile, together with (b) its obligation to pay Citizens under the Credit Agreement the amount of any draw on the Retained Letter of Credit.

SECTION IV.  RESERVATION OF RIGHTS.

           Citizens, Mobile and the Borrower agree that:

                 i) This Agreement evidences solely the amendment of the terms and provisions of the Borrower's obligations under the Credit Agreement and the Original Note, and is not a novation or discharge thereof;

                 ii) Notwithstanding the terms hereof: Mobile and Citizens hereby reserves its rights against the Borrower under the Credit Agreement and the Original Note, as provided under the Commonwealth of Massachusetts law and judicial precedent, as in effect from time to time; and

                 iii) Except for this Amendment, there are no other understandings, express or implied between Mobile and Citizens and the Borrower regarding the Credit Agreement and the Original Note.

SECTION V.  EFFECT OF AMENDMENT.

           1. Except as amended hereby, the Credit Agreement and the Original Note and all other documents entered into in connection therewith shall:


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                 a) remain in full force and effect in accordance with their original terms and nothing herein shall be deemed to modify, abrogate, waive or extend any other provision in the Credit Agreement and the Original Note or in any other document, agreement or instrument executed in connection therewith or pursuant thereto prior to the execution of this Agreement, including without limitation any of the Borrower's liabilities to Mobile and Citizens or any of Mobile's and Citizens' rights with respect to such liabilities; and

                 b) be in all respects ratified and affirmed.

           2. The Borrower acknowledges that all of the liabilities and obligations of the Borrower to Mobile and Citizens now existing and hereafter incurred are secured by the security described in the Security Documents defined in the Credit Agreement; the Borrower further acknowledges that Mobile and Citizens is relying upon the security described above, both as entered into on July 9, 1999 and as entered into from time to time thereafter, as security for the financing represented by the Liabilities and as security for all other obligations of the Borrower to Mobile and Citizens.

SECTION VI.  WAIVER.

           Mobile hereby waives all existing Events of Default under the Credit Agreement, with the express stipulation that this Waiver shall not operate as a waiver of any other failure by the Borrower to meet other covenants of which Mobile does not have notice as of the date hereof, or waiver of the failure of the Borrower to meet the same covenants on a future occasion.

           Such Waiver shall not be construed as a course of action which would constitute a waiver of any other default under the Credit Agreement or under any other document executed in connection therewith or pursuant thereto. No delay in taking any action with respect to any such default, or any other course of action by Mobile shall affect Lender's rights to later take any such action with respect to any such default.

SECTION VII.  GENERAL.

           1. Construction. Except as amended hereby, incorporated herein by reference are the representations, warranties, agreements, affirmative and negative covenants, definitions, terms and conditions all as set forth in the Credit Agreement and the Original Note and all documents executed in connection therewith or pursuant thereto. This Agreement, the Credit Agreement, the Original Note, and the other Loan Documents shall be construed collectively and in the event that any term, provision or condition of any of such documents is inconsistent with or contradictory to any term, provision or condition of any other such document, the terms, provisions and conditions of this Agreement shall supersede and control the terms, provisions and conditions of the Credit Agreement and the Original Note.

           2. Governing Law. This Agreement, the Original Note and the Credit Agreement and all Security Documents thereunder, and the rights and obligations


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of the parties hereunder, shall in all respects be governed by, and interpreted and determined in accordance with, the laws of the Commonwealth of Massachusetts (excluding the laws applicable to conflicts or choice of law).

           3. Extension Fee. In consideration of this Fourth Amendment Agreement, the Borrower shall pay, as of the date hereof, an Extension Fee to Mobile in the amount of Fifty Thousand Dollars ($50,000.00).


SECTION VIII.  SECURITY DOCUMENTS.

The Borrower and The Cellular Hotline, Inc., each with respect to itself, by its signature hereto, agree that:

     a) the Security Documents (defined in the Credit Agreement) are amended to reflect that the obligations and liabilities secured thereby are deemed amended pursuant to this Amendment Agreement, as incorporated therein by reference; and

     b) except as specifically amended hereby, the Security Documents, shall remain in full force and effect, in accordance with their original terms as previously amended, and nothing herein shall be deemed to modify, abrogate, waive or extend any other provision in the Security Documents, except as previously amended, or in any other document, agreement, or instrument executed in connection therewith or pursuant thereto prior to the execution of this Agreement, including without limitation any of the Borrower's or The Cellular Hotline, Inc.'s liabilities to the Lender or any of the Lender's rights with respect to such liabilities; and

     c) the Security Documents, as amended hereby, shall continue to secure the Borrower's obligations under the Credit Agreement, the Original Note, the Retained Letter of Credit and all other obligations of the Borrower and of The Cellular Hotline, Inc. to the Lender, whether now existing or hereafter arising.

SECTION IX. WAIVER OF TRIAL BY JURY. BORROWER, THE CELLULAR HOTLINE, INC., AND LENDER MUTUALLY HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT TO A TRIAL BY JURY IN RESPECT OF ANY CLAIM BASED HEREIN, ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER LOAN DOCUMENTS CONTEMPLATED TO BE EXECUTED IN CONNECTION HEREWITH OR ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY. THIS WAIVER CONSTITUTES A MATERIAL INDUCEMENT FOR THE LENDER TO ACCEPT THIS AGREEMENT AND TO AMEND THE REVOLVING CREDIT FACILITY.


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SECTION X.  AGENCY PROVISIONS

      1. Appointment. Lenders hereby appoint Citizens as Collateral Agent and Collateral Agent agrees to act as such for the benefit of Lenders under the Credit Agreement and the other Loan Documents ( as defined in the Credit Agreement) whereby the Collateral Agent has been authorized to hold all collateral for the Loans and to exercise such powers and take such actions as are delegated, assigned or granted to the Collateral Agent.

      2. Lender Remedies. In the event that there is a draw on the Retained Letter of Credit that is not paid, in full, within five (5) days of date thereof, Citizens may direct the Collateral Agent to exercise the rights in
Section X.10 below. However, nothing contained herein shall permit Collateral Agent or Citizens to accelerate the Loan as evidence by the Original Note or other indebtedness owing to Mobile, nor the right to waive any defaults under the Credit Agreement. Mobile agrees that it will not have any right to enforce or any right of collection with respect to the Retained Letter of Credit or the Collateral granted in the Credit Agreement or Security Documents.

      3. Agreement of Requisite Lenders. The Collateral Agent shall have sole discretion to exercise all of Lender's or Secured Parties or Assignee's rights and remedies under the Loan Documents including, without limitation, control of the Collateral, direction of enforcement proceedings, commencement and prosecution of any action to pursue remedies including, without limitation, foreclosure on all matters until such time as the earlier of (the "Agency Expiration Date"):

            (a) the delivery to Citizens of cash collateral, in form and substance satisfactory to Citizens, in its sole discretion, with a face original amount of not less than $562,500.00, utilizing the form and substance of cash collateral documentation previously drafted, negotiated and discussed prior to even date between the Borrower, Citizens, and Autorino; or

            (b) the later date to occur of :

                  (i) the date of expiration of the Retained Letter of Credit without any draw by the beneficiary thereof and the payment in full to Assignor of any outstanding fees, interest and expenses thereunder; or

                  (ii) the date of reimbursement in full, by wire transfer, to Citizens of: any and all draws, and all interest, fees and expenses under the Retained Letter of Credit; and

                  (iii) the date of payment in full of any and all obligations under that certain Limited Liability Guaranty of Anthony
                        D. Autorino dated February 27, 2001, as reconfirmed March 8, 2001.

Upon the satisfaction of the foregoing terms, the Agency shall terminate and Mobile shall automatically succeed to Collateral Agent's interests under the Credit Agreement


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and other Loan Documents. Upon any occasion requiring or permitting an approval, consent, waiver, election or other action on the part of the Lenders, action shall be taken by the Collateral Agent for and on behalf or for the benefit of all Lenders, and any such action shall be binding on all Lenders.

      4. Assignment and Participation. Neither Lender may sell, assign or grant a participation interest in, in whole or in part, its interests, rights or obligations in the Loans or Loan Documents.

      5. Benefit of Agreement. The provisions of this Section X are solely for the benefit of the Lenders and the Collateral Agent and shall not benefit in any way or be deemed to be enforceable by the Borrower.

      6. Representations and Warranties; No Responsibility for Appraisal of Creditworthiness. Each Lender represents and warrants that it has made its own independent investigation of the financial condition and affairs of Borrower in connection with the making of the Loans and has made and shall continue to make its own appraisal of the creditworthiness of the Borrower. Collateral Agent shall not have any duty or responsibility either initially or on a continuing basis to make any such investigation or any such appraisal on behalf of Lenders or to provide any Lender with any credit or other information with respect thereto whether coming into its possession before the making of the Loans or any time or times thereafter and Collateral Agent shall have no responsibility with respect to the accuracy of or the completeness of the information to Lenders.

      7. Right to Indemnity. Each Lender severally agrees to indemnify Collateral Agent, (which indemnity shall survive any termination expiration of the Credit Agreement) to the extent Collateral Agent shall not have been reimbursed by Borrower, for and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including, without limitation, counsel fees and disbursements) or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against Collateral Agent in performing its duties as Collateral Agent hereunder or in any way relating to or arising out of this Agreement; provided that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements which are determined by a court of competent jurisdiction in a non-appealable proceeding to have resulted solely from Collateral Agent's gross negligence or willful misconduct. If any indemnity furnished to Collateral Agent for any purpose shall, in the opinion of Collateral Agent, be insufficient or become impaired, Collateral Agent may call for additional indemnity and cease, or not commence, to do the acts indemnified against until such additional indemnity is furnished.

      8. Cooperation of Lenders. Each Lender shall (a) promptly notify any other Lender and the Collateral Agent of any failure to pay any amount due hereunder, under the Original Note or default under the Credit Agreement or known to such Lender and not reasonably believed to have been previously disclosed to each other Lender; (b) provide each other Lender and the Collateral Agent with such information and documentation as such other Lender or the Collateral Agent shall reasonably request in the performance of their respective duties hereunder, including all information relative to


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the outstanding balance of principal, interest and other sums owed to such
Lenders by the Borrower; and (c) cooperate with the Collateral Agent with respect to any and all collection and/or foreclosure procedures at any time commenced against the Borrower or the Borrower or otherwise in respect of the Collateral by the Collateral Agent in the name and on behalf of the Lenders

      9. Agency Fee. Borrower and Mobile jointly and severally agree to pay Collateral Agent an agency fee of $2,600 if one of the events specified in
Section X.3 above is not met by March 16, 2001.

      10. Allocation of Proceeds. The parties acknowledge that Citizens has a first priority lien on the Collateral, and that Citizens shall be paid in full, in cash or by wire transfer, all principal, interest, fees and expenses, including without limitation reasonable attorneys fees, prior to payment to Mobile of any obligations owing to it by the Borrower. The Collateral Agent is hereby authorized to liquidate the Collateral under the Collateral Documents at its sole discretion in accordance with standards equal to the standard of care it would if it were the sole lender in a lending relationship. Mobile shall have no right to direct the liquidation of the Collateral until such time as the Collateral Agent has been repaid in full all obligations under the Retained Letter of Credit, and all interest, fees and expenses incurred in connection therewith. The parties acknowledge that Collateral Agent shall have the sole right to control liquidation of the Collateral and the exercise of any rights and remedies under the Loan Documents, including, without limitation, control of the Collateral, direction of enforcement proceedings, commencement and prosecution of any action to pursue remedies including, without limitation, foreclosure. The Collateral Agent will use the standard of care in its administration of its custodial duties hereunder (including, without limitation, its duties as custodial of the Loan Documents delivered to it by Borrower) equal to the standard of care it would if it were the sole lender in a lending relationship.

      11. Additional Collateral Agent Duties. The Collateral Agent (which term, as used herein, shall include its affiliates and its own and its affiliates' officers, directors, employees and agents):

            (i) shall have no duties or responsibilities except those expressly set forth in this Agreement and in the other Loan Documents and shall not, by reason of this Agreement or any other Loan Document, be a trustee for, or have a fiduciary relationship in respect of, any Lender;

            (ii) shall not with respect to the Collateral Security under the Loan Documents, be required to initiate or conduct any litigation or collection proceedings hereunder or thereunder; and

            (iii) may deem and treat the payee of a Note as the holder thereof for all purposes hereof unless and until a notice of the assignment or transfer thereof shall have been filed with the Collateral Agent.

      12. No Action Required. The Collateral Agent shall not be required to take any action hereunder, under the Loan Documents, or to prosecute or defend any suit in


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respect of any of the Loan Documents, unless it is indemnified hereunder to its satisfaction.

      13. Exculpation. NEITHER THE COLLATERAL AGENT NOR ANY OF ITS DIRECTORS, OFFICERS, EMPLOYEES OR COLLATERAL AGENTS SHALL BE:

            (i) LIABLE TO ANY LENDER FOR ANY ACTION LAWFULLY TAKEN OR OMITTED TO BE TAKEN BY IT UNDER THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR IN CONNECTION HEREWITH OR THEREWITH, EXCEPT FOR THE WILLFUL MISCONDUCT OR GROSS NEGLIGENCE OF THE COLLATERAL AGENT OR ANY OF ITS DIRECTORS, OFFICERS, EMPLOYEES OR COLLATERAL AGENTS; NOR

            (ii) RESPONSIBLE FOR: ANY RECITALS OR REPRESENTATIONS OR WARRANTIES HEREIN OR THEREIN; OR APPRAISALS OF CREDIT WORTHINESS OF THE BORROWER OR OF ANY OTHER OBLIGOR; OR FOR THE EFFECTIVENESS, ENFORCEABILITY, VALIDITY OR DUE EXECUTION OF THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT; FOR THE CREATION, PERFECTION OR PRIORITY OF ANY LIENS PURPORTED TO BE CREATED BY ANY OF THE LOAN DOCUMENTS; OR THE VALIDITY, GENUINENESS, ENFORCEABILITY, EXISTENCE, VALUE OR SUFFICIENCY OF ANY COLLATERAL SECURITY; NOR

            (iii) RESPONSIBLE TO MAKE ANY INQUIRY RESPECTING THE PERFORMANCE BY THE BORROWER OF ITS OBLIGATIONS HEREUNDER OR UNDER ANY OTHER LOAN DOCUMENT. ANY SUCH INQUIRY WHICH MAY BE MADE BY THE COLLATERAL AGENT SHALL NOT OBLIGATE IT TO MAKE ANY FURTHER INQUIRY OR TO TAKE ANY ACTION.

            THE COLLATERAL AGENT SHALL BE ENTITLED TO RELY UPON ADVICE OF COUNSEL CONCERNING LEGAL MATTERS AND UPON ANY NOTICE, CONSENT, CERTIFICATE, STATEMENT OR WRITING WHICH THE COLLATERAL AGENT BELIEVES TO BE GENUINE AND TO HAVE BEEN PRESENTED BY A PROPER PERSON.

            SHOULD COLLATERAL AGENT OR ITS EMPLOYEES OR COLLATERAL AGENTS PERFORM ANY ANALYSIS OF BORROWER OR OF ANY OTHER OBLIGOR, AND THEN DELIVER COPIES OF SAME TO ANY LENDER, EACH LENDER BY ITS EXECUTION HEREOF AGREES THAT IT SHALL HAVE NO RECOURSE AGAINST COLLATERAL AGENT WITH RESPECT THERETO WITH REGARD TO ANY ASPECT THEREOF EXCEPT FOR COLLATERAL AGENT'S GROSS NEGLIGENCE WITH REGARD THERETO.

     14. Successor. The Collateral Agent may resign as such at any time upon at least 30 days' prior notice to the Borrower and Lenders. If the Collateral Agent at any time shall resign, the Lenders may appoint another Lender as a successor Collateral Agent which shall thereupon become the Collateral Agent hereunder. If the Lenders do not make such appointment within 30 days, the retiring Collateral Agent may, on behalf of the Lenders, appoint a successor Collateral Agent, which shall be one of the Lenders


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or, if no Lender shall accept such appointment, a commercial banking institution organized under the laws of the U.S. (or any State thereof) or a U.S. branch or agency of a commercial banking institution having a combined capital and surplus of at least $500,000.000. Upon the acceptance of any appointment as Collateral Agent hereunder by a successor Collateral Agent, such successor Collateral Agent shall be entitled to receive from the retiring Collateral Agent such documents of transfer and assignment as such successor Collateral Agent may reasonably request, and shall thereupon succeed to and become vested with all rights, power, privileges and duties of the retiring Collateral Agent, and the retiring Collateral Agent shall be discharged from its duties and obligations under this Agreement. After any retiring Collateral Agent's resignation hereunder as the Collateral Agent, the provisions of this Agreement shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Collateral Agent under this Agreement.

     15. Loans by the Collateral Agent. Citizens shall have the same rights and powers with respect to the Retained Letter of Credit, as any other Lender and may exercise the same as if it were not the Collateral Agent. Citizens and its affiliates may accept deposits from, lend money to, and generally engage in any kind of business with the Borrower or any Affiliate thereof as if Citizens were not the Collateral Agent hereunder.

     16. Reliance by Collateral Agent. The Collateral Agent shall be entitled to rely upon any certification, notice or other communication (including, without limitation, any thereof by telephone, telecopy, telegram or cable) believed by it to be genuine and correct and to have been signed or sent by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel, independent accountants and other experts selected by the Collateral Agent. As to any matters not expressly provided for this by Agreement or any other Loan Document, the Collateral Agent shall, in all cases, be fully protected in acting, or in refraining from acting, hereunder or thereunder in accordance with instructions given by Mobile or all of the Lenders as is required in such circumstance, and such instructions of such Lenders and any action taken or failure to act pursuant thereto shall be binding on all of the Lenders.

     17. Defaults. The Collateral Agent shall not be deemed to have knowledge or notice of the occurrence of a Default unless the Collateral Agent has received notice from a Lender or the Borrower specifying such Default and stating that such notice is a "Notice of Default". In the event that the Collateral Agent receives such a notice of the occurrence of a Default, the Collateral Agent shall give prompt notice thereof to all Lenders. The Collateral Agent shall (subject to Section X.3 hereof) take such action with respect to such Default as shall be directed by Mobile if a default has not occurred under the Retained Letter of Credit, and Mobile acknowledges that if a default has occurred under the Retained Letter of Credit then Mobile will defer to any action taken by the Collateral Agent until the occurrence of the Agency Expiration Date, provided that, unless and until the Collateral Agent shall have received such directions, the Collateral Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default as it shall deem advisable in the best interest of the Lenders.


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     18. Failure to Act. Except for action expressly required of the Collateral
Agent hereunder and under the Loan Documents, the Collateral Agent shall in all cases be fully justified in failing or refusing to act hereunder and thereunder unless it shall receive further assurances to its satisfaction from the Lenders of their indemnification obligations under Section X.7 hereof against any and all liability and expense that may be incurred by it by reason taking or continuing to take any such action.

     19. Consents under Other Loan Documents. The Collateral Agent may, with prior consent of Mobile (but not otherwise), consent to any modification, supplement or waiver under any of the Loan Documents, provided that, without the prior consent of each Lender, the Collateral Agent shall not (except as provided herein or in the Loan Documents) release any collateral or otherwise terminate any Lien under Loan Document providing for collateral security, agree to additional obligations being secured by such collateral security (unless the Lien for such additional obligations shall be junior to the Lien in favor of the other obligations secured by such Loan Document), alter the relative priorities of the obligations entitled to the benefits of the liens created under the Loan Documents or release any Guarantor from its guarantee obligations under the Guaranty.

     20. Legal Fees and Expenses. Borrower shall immediately pay any and all of Citizens' and Mobile's reasonable legal fees and expenses incurred in connection with the preparation and drafting, negotiation, execution and delivery of the Fourth Amendment, and in connection with the cash collateral account, if any, and in connection with the Agency Expiration Date, and with respect to advising the Collateral Agent of its rights and responsibilities under any of the Loan Documents, and incurred in connection with the exercise of the Collateral Agent's, and Citizens', respective rights and remedies under the Loan Documents and the Retained Letter of Credit. The fees and expenses of counsel to Citizens incurred with respect to the Fourth Amendment Agreement shall be wire transferred to counsel to Citizens contemporaneously and on the same day as Citizen's delivery to Mobile and the Borrower of this Agreement.

     21. Multiple counterparts. This Agreement may be executed in multiple counterparts, the sum of which will constitute one document.

     [THE BALANCE OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

      IN WITNESS WHEREOF, the Lender and the Borrower have caused their duly authorized officers to execute this Agreement as of the day and year first above written as an instrument under seal.

WITNESS:                           SHARED TECHNOLOGIES CELLULAR, INC.


                                   By:   /s/ ANTHONY D. AUTORINO
------------------------------          ----------------------------------------
                                            Title: Charman & CEO

                                   MOBILE INVESTMENTS LLC

                                   By:   Oakes Fitzwilliams Executive Death
                                         Benefit & Retirement Scheme (No. 2)
                                         (HLO), Its Member

                                   By:  /s/ HERBERT L. OAKES, JR.
------------------------------          ----------------------------------------
                                         Herbert L. Oakes, Jr.
                                         Trustee

                                   CITIZENS BANK OF MASSACHUSETTS,
                                   FOR ITSELF AND AS COLLATERAL AGENT

                                   By:  /s/ CHRISTOPHER G. DANIEL
------------------------------          ----------------------------------------
                                          Christopher G. Daniel
                                          Its: Vice President

                            CONSENT AND CONFIRMATION

     The undersigned consents to the amendment of the Credit Agreement pursuant to the Fourth Amendment Agreement, and the terms of the Fourth Amendment Agreement, and of all underlying documents referred to therein and all documents entered into pursuant thereto or in connection therewith.

     The undersigned confirms its obligations under that certain Guaranty dated as of July 7, 1999 (the "Guaranty"), executed by the undersigned, of all Liabilities (as defined in the Guaranty), as amended hereby, of the Borrower to the Lender, and confirms its obligations under all documents securing the Guaranty.

     IN WITNESS WHEREOF, the undersigned has caused its duly authorized officer to execute this Consent and Confirmation as an instrument under Seal.

WITNESS:                                 THE CELLULAR HOTLINE, INC.


                                         By:   /s/ ANTHONY D. AUTORINO
------------------------------                ---------------------------------
                                         Its:  President

                  [NOTARIZATIONS FOR SIGNATURES ON PRIOR PAGE]

STATE OF CONNECTICUT    )
                        )   ss.
COUNTY OF HARTFORD      )

      In Wethersfield on the _______ day of March, 2001, before me personally appeared the above-named ______________________________________________________,
________________________________________ of SHARED TECHNOLOGIES CELLULAR, INC.
to me known and known by me to be the party executing the foregoing instrument on behalf of said corporation and acknowledged said instrument so executed to be his free act and deed in said capacity and the free act and deed of said corporation.

                                         Notary Public
                                         My Commission Expires:

STATE OF CONNECTICUT    )
                        )  ss.
COUNTY OF HARTFORD      )

      In Wethersfield on the _______ day of March, 2001, before me personally appeared the above-named ______________________________________________________,
________________________________________ of THE CELLULAR HOTLINE, INC. to me
known and known by me to be the party executing the foregoing instrument on behalf of said corporation and acknowledged said instrument so executed to be his free act and deed in said capacity and the free act and deed of said corporation.

                                         Notary Public
                                         My Commission Expires:

STATE OF CONNECTICUT    )
                        )  ss.
COUNTY OF HARTFORD      )

     In Wethersfield, Connecticut on the ____ day of March, 2001, before me personally appeared the above-named Herbert Oakes, Jr., the Trustee of Oakes Fitzwilliams Executive Death Benefit & Retirement Scheme (No. 2) (HLO), member of Mobile Invest-ments LLC to me known and known by me to be the party executing the foregoing instrument on behalf of said Lender and acknowledged said instrument so executed to be his free act and deed in said capacity and the free act and deed of said Lender.

                                         Notary Public
                                         My Commission Expires:

STATE OF                     )
                             )   ss.
COUNTY OF                    )

     In _____________ on the ___ day of March, 2001, before me personally appeared the above-named Christopher Daniels, Vice President of Citizens Bank of Massachusetts to me known and known by me to be the party executing the foregoing instrument on behalf of said Lender and acknowledged said instrument so executed to be his free act and deed in said capacity and the free act and deed of said Lender.


                                         Notary Public
                                         My Commission Expires: